Exhibit 99.1

DESTINATION MATERNITY CORPORATION
CONTACT:	Judd P. Tirnauer
Executive Vice President &
Chief Financial Officer
(215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS Q4 EARNINGS

HIGHER THAN PRIOR GUIDANCE AND

SIGNIFICANTLY HIGHER THAN LAST YEAR

•

Q4 Fiscal 2012 GAAP Diluted EPS of $0.39, higher than prior guidance of $0.17-$0.28 provided on July 26, 2012, and an increase of 95% over last year’s Q4 GAAP Diluted EPS of $0.20. On October 9, 2012, the Company had announced that it expected its Q4 earnings to exceed the top end of its prior guidance range.

•	Full year Fiscal 2012 GAAP Diluted EPS of $1.46, an increase compared to prior EPS guidance of $1.24-$1.35 from July 26, 2012, and a decrease from Fiscal 2011 full year GAAP Diluted EPS of $1.75

•

Full year Fiscal 2012 free cash flow (defined as net cash provided by operating activities minus capital expenditures) of $33.4 million, a significant increase from Fiscal 2011 free cash flow of $9.2 million

•	Projected full year Fiscal 2013 GAAP Diluted EPS of $1.56-$1.74, a projected increase of between 7% and 19% over Fiscal 2012 full year GAAP Diluted EPS of $1.46

•	Projected full year Fiscal 2013 free cash flow of between $20 and $31 million

Philadelphia, PA, November 15, 2012 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced operating results for the fourth quarter and full year fiscal 2012, which ended September 30, 2012. The Company’s diluted earnings per share for its fourth quarter and full year fiscal 2012 were higher than the top end of its July 26, 2012 earnings guidance. On November 14, 2012 the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share payable December 28, 2012.

Fourth Quarter Fiscal 2012 Financial Results

•

GAAP net income for the fourth quarter of fiscal 2012 was $5.2 million, an increase of 93% compared to GAAP net income of $2.7 million for the fourth quarter of fiscal 2011. GAAP diluted earnings per share for the fourth quarter of fiscal 2012 was $0.39, an increase of 95% compared to $0.20 for the

DESTINATION MATERNITY REPORTS FOURTH QUARTER	Page 2
FISCAL 2012 RESULTS

fourth quarter of fiscal 2011. This fourth quarter fiscal 2012 GAAP diluted earnings per share performance was higher than the top end of the Company’s prior guidance of $0.17-$0.28 provided in its July 26, 2012 press release.

•

Adjusted EBITDA was $12.7 million for the fourth quarter of fiscal 2012, a 42% increase compared to the $8.9 million of Adjusted EBITDA for the fourth quarter of fiscal 2011. Adjusted EBITDA is defined in the financial tables at the end of this press release.

•

Net sales for the fourth quarter of fiscal 2012 decreased 0.7% to $128.5 million from $129.4 million for the fourth quarter of fiscal 2011. The decrease in sales for the fourth quarter of fiscal 2012 compared to fiscal 2011 resulted primarily from decreased sales related to the Company’s continued efforts to close underperforming stores and decreased sales from the Company’s licensed relationship, largely offset by an increase in comparable sales. The net sales of $128.5 million for the fourth quarter were toward the high end of the Company’s guidance range of $125.5 to $130.0 million provided in July 2012.

•

Comparable sales (which include Internet sales) for the fourth quarter of fiscal 2012 increased 2.7% versus a comparable sales decrease of 1.7% for the fourth quarter of fiscal 2011. The comparable sales increase of 2.7% during the fourth quarter of fiscal 2012 was near the high end of the Company’s guidance range for fourth quarter comparable sales of between a decrease of 1% and an increase of 3%.

Full Year Fiscal 2012 Financial Results

•

GAAP net income for fiscal 2012 was $19.4 million, a decrease compared to GAAP net income of $23.0 million for fiscal 2011. GAAP diluted earnings per share for fiscal 2012 was $1.46, a decrease compared to $1.75 for fiscal 2011.

•

GAAP net income for fiscal 2011 included a reduction of state income tax expense, net of federal tax benefit, of $0.9 million, or $0.07 per share (diluted), related to settlements of uncertain income tax positions.

•	Adjusted EBITDA was $49.9 million for fiscal 2012, an 8% decrease compared to $54.4 million of Adjusted EBITDA for fiscal 2011.

•

Net sales for fiscal 2012 decreased 0.7% to $541.5 million from $545.4 million for fiscal 2011. Comparable sales for fiscal 2012 decreased 0.3% versus a comparable sales increase of 0.1% for fiscal 2011. The Company estimates that the cannibalization impact of the Macy’s® leased department expansion in February 2011 hurt both its fiscal 2011 and fiscal 2012 comparable sales by approximately 1 percentage point.

•

Free cash flow (defined as net cash provided by operating activities minus capital expenditures) for fiscal 2012 was $33.4 million, a significant increase from Fiscal 2011 free cash flow of $9.2 million.

Financing and Related Activities

•

On November 1, 2012, the Company announced that it entered into a new $61 million revolving credit facility with Wells Fargo Bank, N.A., which will mature on November 1, 2017. The new credit facility replaced the Company’s $55 million revolving credit facility with Bank of America, N.A., which was due to mature on January 13, 2013.

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FISCAL 2012 RESULTS

•	On November 1, 2012, the Company repaid the remaining $13.4 million principal amount of its senior secured Term Loan, which was due to mature on March 13, 2013.

•

On November 14, 2012, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share, payable December 28, 2012 to stockholders of record at the close of business on December 7, 2012.

Retail Locations

The table below summarizes store opening and closing activity for the fourth quarter and full year of fiscal 2012 and 2011, as well as the Company’s store, total retail location and total international franchised location count at the end of each fiscal period. The decrease in leased department locations at the end of September 2012 versus September 2011 predominantly reflects the closure of the Company’s 291 remaining leased departments within Kmart® locations in October 2011. Kmart represented only a small portion of the overall sales generated by the Company’s leased department relationship with Sears® and Kmart through the Company’s agreement with Sears Holdings Corporation. The Company continues to operate leased departments in Sears stores throughout the United States. As of September 30, 2012, the Company operated 515 leased department locations in Sears stores.

	Fourth Quarter Ended		Year Ended
	September 30,		September 30,
	2012	2011	2012	2011
Store Openings (1)
Total	4	4	8	12
Multi-Brand Store Openings	3	1	6	7

Store Closings (1)
Total	15	9	41	52
Closings Related to Multi-Brand Store Openings	5	2	12	11

Period End Retail Location Count (1)
Stores	625	658	625	658
Leased Department Locations	1,383	1,694	1,383	1,694

Total Retail Locations (1)	2,008	2,352	2,008	2,352

(1)	Excludes international franchised locations.

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FISCAL 2012 RESULTS

	Fourth Quarter Ended		Year Ended
	September 30,		September 30,
	2012	2011	2012	2011
International Franchised Location Openings
Stores	—	3	2	7
Shop-in-Shop Locations	18	6	54	29

Total International Franchised Location Openings	18	9	56	36

International Franchised Location Closings
Stores	—	—	1	—
Shop-in-Shop Locations	—	—	2	1

Total International Franchised Location Closings	—	—	3	1

Period End International Franchised Location Count
Stores	16	15	16	15
Shop-in-Shop Locations	103	51	103	51

Total International Franchised Locations	119	66	119	66

In connection with the Company’s new broad-based partnership with Bed Bath & Beyond Inc. and its subsidiary, Buy Buy Baby, Inc. (which was announced in May 2012), beginning in late October 2012 the Company has begun to open leased departments in select buybuy BABY® stores, and the Company discontinued operation of its 124 remaining leased departments in Babies“R”Us in late October 2012.

Commentary

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, noted, “Fiscal 2012 was a year filled with significant challenges and achievements for Destination Maternity. While we continued to face a challenging sales environment and a continued reduction of births in the United States, we generated strong positive earnings (second in Company history only to our record earnings results of fiscal 2011) and generated significant free cash flow, while increasing our investment and talent in our key areas of focus and growth: merchandising, marketing, web and international. In addition, we continued to strengthen our partnership businesses, completing the first year of our significant nationwide expansion with Macy’s, and entering into an exciting and broad-based partnership with Bed Bath & Beyond Inc. and its subsidiary, Buy Buy Baby, Inc. We used our strong free cash flow to generate shareholder value, both through continued significant debt repayment and continuing to return funds to our stockholders via a meaningful regular quarterly cash dividend. However, we are disappointed that we did not fully achieve our sales and earnings goals for fiscal 2012, and that we generated lower earnings than our record earnings of a year ago.

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FISCAL 2012 RESULTS

“While we are disappointed with our comparable sales decrease of 0.3% for the full year fiscal 2012, which was hurt by approximately 1 percentage point by cannibalization from our Macy’s leased department expansion, we are pleased with the strong improvement of our sales performance for the fourth quarter of fiscal 2012, which was driven by strong sales of our Fall 2012 merchandise assortments. Our fourth quarter comparable sales increased 2.7%, near the high end of our guidance range for comparable sales of between a decrease of 1% and an increase of 3%.

“Our strong fourth quarter sales performance, combined with our increased gross margin and continued tight management of expenses, enabled us to deliver very strong earnings performance for the fourth quarter. Our GAAP diluted earnings of $0.39 per share for the fourth quarter were nearly double last year’s fourth quarter earnings of $0.20 per share, and exceeded the top end of our prior earnings guidance range of $0.17 to $0.28 per share that we provided in our July 26, 2012 press release.

“Our key focus continues to be improving our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation, store environment and customer experience. While we recognize the challenging macroeconomic environment, we remain focused on the things that we can control, not on external factors that we cannot control. During fiscal 2012, we made many changes to drive improvements in our merchandise assortments and the way these assortments are presented in store, and we are pleased with the improved sales trend we have seen in the Fall product selling season. We are cautiously optimistic that we will continue to see the results of our efforts in an improved sales trend during the coming year and beyond.”

Financing and Related Activities

“During fiscal 2012 we made $15.0 million in prepayments on our Term Loan and continued to return funds to our stockholders with our $0.70 per share annualized dividend rate ($0.175 per share quarterly cash dividend), after having initiated this quarterly cash dividend in the second quarter of fiscal 2011. On November 1, 2012, we entered into a new five-year $61 million revolving credit facility to replace our $55 million revolving credit facility, which was due to mature on January 13, 2013. In addition, simultaneous with entering into the new credit facility, we repaid the remaining $13.4 million principal amount of our senior secured Term Loan, which was due to mature on March 13, 2013.

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FISCAL 2012 RESULTS

“The repayment of our Term Loan completes a dramatic decrease in our financial leverage over the past several years. Giving effect to this Term Loan repayment, over the past six years, our total debt has decreased from $118 million to $2 million, and our annual interest expense has decreased from $15 million to less than $1 million. In addition, our new credit facility provides us with continued significant financial and operating flexibility as we continue to execute on our strategic plan.”

Guidance for Fiscal 2013

“Looking forward, we are confident that we can continue to improve our sales performance and position our Company for continued future growth, by continuing to enhance our merchandise assortments, merchandise presentation, store environment and customer experience, and continuing to focus on our strategic plan as summarized in our five key goals and strategic objectives discussed later under “Company Strategy.”

“Our financial guidance for the full year fiscal 2013 is as follows:

•

Net sales in the $536 to $549 million range, representing a projected sales change of between a decrease of 1.0% and an increase of 1.4% versus fiscal 2012 net sales of $541.5 million. This sales guidance range is based on a projected comparable sales increase of between 1.0% and 3.5%.

•

Gross margin for fiscal 2013 is expected to increase between 50 and 90 basis points versus fiscal 2012, with greater improved year-over-year gross margin projected for the first half of the fiscal year.

•

Total selling, general and administrative expenses (SG&A) are planned to be flat to modestly higher than fiscal 2012 in dollar terms and slightly higher than fiscal 2012 as a percentage of net sales. The projected SG&A expense for the full year reflects increased marketing expenses, additions of talent to drive sales, and increased variable incentive compensation expense, as well as inflationary expense increases, partially offset by continued tight expense controls and additional cost reductions.

•	Operating income in the $34.5 to $38.5 million range, a projected increase of between 4% and 16% compared to fiscal 2012 operating income of $33.1 million.

•	GAAP diluted earnings per share of between $1.56 and $1.74 per share for fiscal 2013, a projected increase of between 7% and 19% compared to earnings of $1.46 per share (diluted) for fiscal 2012.

•	Adjusted EBITDA in the $51.5 to $55.5 million range, a projected increase of between 3% and 11% compared to the fiscal 2012 Adjusted EBITDA of $49.9 million.

•

Open 14 to 20 new stores during the year, including 7 to 10 new multi-brand Destination Maternity stores, and close approximately 34 to 51 stores, with 14 to 20 of these planned store closings related to openings of new Destination Maternity stores.

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FISCAL 2012 RESULTS

•

Capital expenditures planned at between $15 and $20 million compared to fiscal 2012 capital expenditures of $9.3 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $12 million and $17 million, compared to $6.1 million in fiscal 2012. Our planned capital expenditures include significant investments for store enhancements, as well as continued investments in systems, distribution center efficiency projects, and new stores.

•	Inventory at fiscal 2013 year end planned to be approximately 4% to 8% lower than fiscal 2012 year end.

•

Given these assumptions, the Company plans to generate free cash flow (defined as net cash provided by operating activities minus capital expenditures) of between $20 and $31 million for the full year fiscal 2013, a projected decrease from fiscal 2012 free cash flow of $33.4 million due to higher planned capital expenditures. Based on the Company’s current quarterly dividend rate of $0.175 per share, the dividend will use approximately $9.4 million of cash flow for fiscal 2012.

“Our financial guidance for the first quarter of fiscal 2013 is as follows:

•	Net sales in the $132.5 to $136.5 million range.

•

A projected comparable sales change of between flat and an increase of 3.0% on a reported basis. We estimate that our reported comparable sales for the first quarter of fiscal 2013 will be hurt by approximately 1 percentage point due to having one less Saturday in the first quarter of fiscal 2013 compared to the first quarter of fiscal 2012.

•	GAAP diluted earnings per common share of between $0.25 and $0.32 per share, a significant increase versus the GAAP diluted earnings per share of $0.17 for the first quarter of fiscal 2012.”

Company Strategy

Mr. Krell added, “As we plan and execute our business for both this year and beyond, we continue to be guided by our five key goals and strategic objectives:

1.	Be a profitable global leader in the maternity apparel business, treating all our partners and stakeholders with respect and fairness.

2.	Increase the profitability of our U.S. business, focusing on the following:

a.	Increase comparable sales, through continued improvement of merchandise assortments, merchandise presentation and customer experience, providing a more shoppable store environment for our customers, and through enhanced marketing and advertising.

b.	Reduce our expenditures and continue to be more efficient in operating our business—streamline, simplify and focus.

c.	Continue to expand our multi-brand Destination Maternity store chain where ROI hurdles are met, with the goal of operating fewer but larger stores over time; and

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FISCAL 2012 RESULTS

d.	Continue to close underperforming stores.

3.	In addition to achieving increased comparable sales, we aim to grow our sales where we can do so profitably, including the following areas of focus:

a.	International expansion.

b.	Potential growth of our leased department and licensed relationships.

c.	Increased utilization of the Internet to drive sales, targeting both increased direct Internet sales and enhanced web marketing initiatives to drive store sales.

d.	Selective new store openings and relocations in the U.S. and Canada; and

e.	Continued focus on enhancing our overall customer relationship, including our marketing partnership programs.

4.	Focus on generating free cash flow to drive increased shareholder value.

5.	Maintain and intensify our primary focus on delivering great maternity apparel product and service in each of our brands and store formats, to serve the maternity apparel customer like no one else can.”

Mr. Krell concluded, “Although we are proud of what we have accomplished in the past four years to significantly improve our Company’s profitability and financial position, even in the face of a challenging sales environment, we have not been satisfied with our sales results or our current year earnings results. While we recognize that over the past four years we have faced the dual challenges of a deep recession followed by a weak recovery, as well as a 9% decrease in annual births in the United States since 2007, we remain focused on driving improvement in our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation, store environment and customer experience. We are confident in our ability to continue to manage our business through this uncertain consumer environment, to continue to improve our sales performance, and to continue to make progress towards our key corporate goals.”

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s fourth quarter and full year fiscal 2012 earnings and future financial guidance. You can participate in this conference call by calling (888) 873-4896 in the United States and Canada or (617) 213-8850 outside of the United States and Canada. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of our website at http://investor.destinationmaternity.com. The passcode for the conference call is “34655158.” In the event

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DESTINATION MATERNITY REPORTS FOURTH QUARTER	Page 9
FISCAL 2012 RESULTS

that you are unable to participate in the call, a replay will be available through Thursday, November 29, 2012 by calling (888) 286-8010 in the United States and Canada or (617) 801-6888 outside of the United States and Canada. The passcode for the replay is “76080475.”

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of September 30, 2012, Destination Maternity operates 2,008 retail locations, including 625 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,383 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at over 1,100 Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of September 30, 2012, Destination Maternity has 119 international franchised locations, including 103 shop-in-shop locations and 16 Destination Maternity branded stores.

***

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding earnings, net sales, comparable sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing retail locations and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.

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DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except percentages and per share data)

(unaudited)

	Fourth Quarter Ended September 30,		Year Ended September 30,
	2012	2011	2012	2011
Net sales	$128,487	$129,442	$541,476	$545,394
Cost of goods sold	56,899	60,602	250,765	248,497

Gross profit	71,588	68,840	290,711	296,897
Gross margin	55.7%	53.2%	53.7%	54.4%
Selling, general and administrative expenses (SG&A)	62,656	63,793	255,623	257,421
SG&A as a percentage of net sales	48.8%	49.3%	47.2%	47.2%
Store closing, asset impairment and asset disposal expenses	333	217	1,983	1,039
Restructuring and other charges	—	—	—	193

Operating income	8,599	4,830	33,105	38,244
Interest expense, net	161	461	1,215	2,233
Loss on extinguishment of debt	—	—	22	37

Income before income taxes	8,438	4,369	31,868	35,974
Income tax provision	3,249	1,682	12,496	12,986

Net income	$5,189	$2,687	$19,372	$22,988

Net income per share – basic	$0.39	$0.21	$1.48	$1.79

Average shares outstanding – basic	13,153	13,014	13,096	12,820

Net income per share – diluted	$0.39	$0.20	$1.46	$1.75

Average shares outstanding – diluted	13,294	13,179	13,267	13,120

Supplemental information:
Net income, as reported	$5,189	$2,687	$19,372	$22,988
Add: stock-based compensation expense, net of tax	365	367	1,472	1,467
Add: restructuring and other charges, net of tax	—	—	—	120
Add: loss on extinguishment of debt, net of tax	—	—	14	23

Adjusted net income, before stock-based compensation expense, restructuring and other charges, and loss on extinguishment of debt	$5,554	$3,054	$20,858	$24,598

Adjusted net income per share – diluted, before stock-based compensation expense, restructuring and other charges, and loss on extinguishment of debt	$0.42	$0.23	$1.57	$1.87

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2012	September 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$22,376	$15,285
Trade receivables, net	13,197	11,015
Inventories	88,754	90,366
Deferred income taxes	7,557	7,572
Prepaid expenses and other current assets	4,220	6,797

Total current assets	136,104	131,035
Property, plant and equipment, net	51,078	55,854
Other assets	12,462	11,883

Total assets	$199,644	$198,772

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$—	$—
Current portion of long-term debt	15,257	2,915
Accounts payable	21,987	18,456
Accrued expenses and other current liabilities	35,544	33,680

Total current liabilities	72,788	55,051
Long-term debt	—	28,427
Deferred rent and other non-current liabilities	21,884	22,599

Total liabilities	94,672	106,077
Stockholders’ equity	104,972	92,695

Total liabilities and stockholders’ equity	$199,644	$198,772

SELECTED CONSOLIDATED BALANCE SHEET DATA
Total debt	$15,257	$31,342
Net cash (debt) (1)	$7,119	$(16,057)

(1)	Net cash (debt) represents cash and cash equivalents minus total debt.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year Ended September 30,
	2012	2011
Operating Activities
Net income	$19,372	$22,988
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,445	12,769
Stock-based compensation expense	2,357	2,344
Loss on impairment of long-lived assets	1,876	768
Loss on disposal of assets	115	270
Loss on extinguishment of debt	22	37
Deferred income tax (benefit) provision	(1,378)	2,679
Amortization of deferred financing costs	105	170
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	(2,188)	(680)
Inventories	1,611	(9,632)
Prepaid expenses and other current assets	2,577	(1,634)
Other non-current assets	(12)	(26)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	6,201	(5,525)
Deferred rent and other non-current liabilities	(406)	(3,085)

Net cash provided by operating activities	42,697	21,443

Investing Activities
Capital expenditures	(9,256)	(12,270)
Additions to intangible assets	(265)	(313)
Withdrawal from grantor trust	—	1,504

Net cash used in investing activities	(9,521)	(11,079)

Financing Activities
Decrease in cash overdraft	(401)	(1,147)
Repayment of long-term debt	(16,085)	(13,819)
Deferred financing costs paid	(61)	(26)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(597)	(2,786)
Cash dividends paid	(9,325)	(6,901)
Proceeds from exercise of stock options	107	2,285
Excess tax benefit from exercise of stock options and restricted stock vesting	289	2,695

Net cash used in financing activities	(26,073)	(19,699)

Effect of exchange rate changes on cash and cash equivalents	(12)	(13)

Net Increase (Decrease) in Cash and Cash Equivalents	7,091	(9,348)
Cash and Cash Equivalents, Beginning of Year	15,285	24,633

Cash and Cash Equivalents, End of Year	$22,376	$15,285

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA(1)

and Operating Income Margin to Adjusted EBITDA Margin

(in thousands, except percentages)

(unaudited)

	Fourth Quarter Ended September 30,		Year Ended September 30,
	2012	2011	2012	2011
Net income	$5,189	$2,687	$19,372	$22,988
Add: income tax provision	3,249	1,682	12,496	12,986
Add: interest expense, net	161	461	1,215	2,233
Add: loss on extinguishment of debt	—	—	22	37

Operating income	8,599	4,830	33,105	38,244
Add: depreciation and amortization expense	3,106	3,214	12,445	12,769
Add: loss on impairment of long-lived assets	307	238	1,876	768
Add: loss on disposal of assets	50	24	115	270
Add: stock-based compensation expense	588	577	2,357	2,344

Adjusted EBITDA (1)	12,650	8,883	49,898	54,395

Net sales	$128,487	$129,442	$541,476	$545,394

Operating income margin (operating income as a percentage of net sales)	6.7%	3.7%	6.1%	7.0%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	9.8%	6.9%	9.2%	10.0%

(1)	Adjusted EBITDA represents operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss on disposal of assets; and (iv) stock-based compensation expense.

Reconciliation of Net Income Per Share - Diluted

to Adjusted Net Income Per Share – Diluted,

Before Stock-Based Compensation Expense and

Loss on Extinguishment of Debt

(unaudited)

	Projected for the Year Ending September 30, 2013	Actual for the Year Ended September 30, 2012
Net income per share – diluted (1)	$1.56 to 1.74	$1.46
Add: per share effect of stock-based compensation expense	0.13	0.11
Add: per share effect of loss on extinguishment of debt	0.00	0.00

Adjusted net income per share - diluted, before stock-based compensation expense and loss on extinguishment of debt (1)	$1.69 to 1.87	$1.57

(1)	Projected net income and projected adjusted net income per share – diluted for the year ending September 30, 2013 are based on approximately 13.4 million projected average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income Per Share - Diluted

to Adjusted Net Income Per Share – Diluted,

Before Stock-Based Compensation Expense

and Loss on Extinguishment of Debt

(unaudited)

	Projected for the First Quarter Ending December 31, 2012	Actual for the First Quarter Ended December 31, 2011
Net income per share – diluted (1)	$0.25 to 0.32	$0.17
Add: per share effect of stock-based compensation expense	0.03	0.03
Add: per share effect of loss on extinguishment of debt	0.00	0.00

Adjusted net income per share - diluted, before stock-based compensation expense and loss on extinguishment of debt (1)	$0.28 to 0.35	$0.20

(1)	Projected net income and projected adjusted net income per share – diluted for the first quarter ending December 31, 2012 are based on approximately 13.3 million projected average diluted shares outstanding.

Reconciliation of Net Income to Adjusted EBITDA

(in millions, unaudited)

	Projected for the Year Ending September 30, 2013	Actual for the Year Ended September 30, 2012
Net income	$21.0 to 23.4	$19.4
Add: income tax provision	13.1 to 14.7	12.5
Add: interest expense, net	0.4	1.2
Add: loss on extinguishment of debt	0.0	0.0

Operating income	34.5 to 38.5	33.1
Add: depreciation and amortization expense	13.0	12.4
Add: loss on impairment of long-lived assets and loss on disposal of assets	1.2	2.0
Add: stock-based compensation expense	2.8	2.4

Adjusted EBITDA	$51.5 to 55.5	$49.9

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